Exhibit 10.55

2007-1 CUSTOMIZED AMENDMENT
TO THE AMPHENOL CORPORATION
SUPPLEMENTAL DEFINED CONTRIBUTION PLAN

WHEREAS, simultaneous with the adoption of this amendment, Amphenol Corporation (“Amphenol”) is adopting the Amphenol Corporation Supplemental Defined Contribution Plan (the “Plan”) through adoption of the Fidelity Investments CORPORATEplan for Retirementsm EXECUTIVE Plan Basic Plan Document (the “Basic Document”) and the Adoption Agreement (the “Adoption Agreement”), to provide for deferred compensation for certain members of a select group of management or highly compensated employees;

WHEREAS, Section 9.01 of the Basic Document allows Amphenol to amend the Plan;

WHEREAS, Amphenol, with the approval of Fidelity Management Trust Company (“Fidelity”), wishes to amend the Plan to modify certain provisions of the Adoption Agreement;

WHEREAS, Fidelity has agreed that this Amendment will not affect the operation of the Plan by Fidelity;

NOW THEREFORE BE IT RESOLVED, that the following amendment is adopted, effective as of the effective date of the Plan, June 1, 2007:

1.	Section 1.04 of the Adoption Agreement is hereby amended to read as follows:

For purposes of determining Contributions under the Plan, Compensation shall be as defined in the Amphenol Corporation Employee Savings/401(k) Plan, without regard to any limitations imposed by Code Section 401(a)(17).

2.	Section 1.05(a)(1) of the Adoption Agreement is hereby amended to read as follows:

The Employer shall make a Deferral Contribution in accordance with, and subject to, Section 4.01 on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the calendar year (or portion of the calendar year) in question, not to exceed:

(a)                                  for a Participant with estimated compensation for the prior year* of less than the Code Section 401(a)(17) limit for such prior year,

(i)                                     the Code Section 402(g) limit for the Plan Year less

(ii)           the product of the:

(A)                              Employer’s qualified 401(k) plan-level cap on deferrals by Highly Compensated Employees as in effect as of the commencement of the deferral period, and

(B)                                Compensation Factor for each Participant determined in accordance with the following chart.

Estimated Compensation (Prior Year)*	Compensation Factor
Less than $125,000	$100,000
$125,000.01 — $150,000	$125,000
$150,000.01 — $175,000	$150,000
$175,000.01 — $200,000	$175,000
$200,000.01 — $225,000	$200,000
$225,000.01 — $250,000	$225,000
$250,000.01 — $275,000	$250,000
$275,000.01 — $300,000	$275,000

*                 As determined by Amphenol Corporation, in its sole discretion, prior to the commencement of each deferral election period.  (For new Employees, an estimate of projected current year Compensation shall be substituted.)

(b)                                 for a Participant with estimated compensation for the prior year* in excess of the Code Section 401(a)(17) limit for such prior year, 5% of Compensation in excess of such limitation.

2007 Example

Prior Year’s Estimated Compensation*	Maximum Deferral Amount
Less than $125,000	$8,500
$125,000.01 — $150,000	$6,750
$150,000.01 — $175,000	$5,000
$175,000.01 — $200,000	$3,250
$200,000.01 — $225,000	$1,500
$225,000.01+	5% of compensation over $225,000

3.             Section 1.06(b)(1) of the Adoption Agreement is hereby amended to clarify that if a Participant elects a date of distribution, such date shall apply to all contributions to the Plan during the period (and earnings attributable to those contributions), including employer contributions.  In the absence of such an election, all contributions to the Plan during the period (and earnings attributable to those contributions), shall be distributed upon termination of employment.

4.             Section 1.06(b)(2)(B) of the Adoption Agreement is hereby amended to read as follows:

The distribution of the Participant’s Account will begin as of the 15th day of the first calendar month following the calendar quarter in which the distribution event described in (b)(1) above occurred; provided, however, that if the event is the termination of employment of a Key Employee, such distribution will begin as of the 15th day of the first calendar month following the quarter in which the six-month anniversary of such termination occurs.

5.             Section 1.07(h)(2) of the Adoption Agreement is hereby amended by substituting “6” for “3” in the final clause thereof.

IN WITNESS WHEREOF, Amphenol has signed this instrument this           day of                           , 2007.

Amphenol Corporation

By:
Name: Diana G. Reardon
Title: Senior Vice President and Chief Financial Officer